                                    EXHIBIT 10.2

                                CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (this "Agreement") is dated as of August 29, 1997 and entered into by and between AMERICAN TECHNOLOGIES GROUP INC., a Nevada corporation ("ATG"), and FRANCIS T. PHALEN ("Phalen"), and is made with respect to the following:

     A. WHEREAS, ATG desires to obtain the services of Phalen to provide certain financial and other general services;

     B.  WHEREAS, Phalen is willing to provide such services to ATG;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

     1. CONSULTING SERVICES. Phalen shall provide consulting services to ATG as described above.

     2. TERM. This Agreement shall commence on the date hereof and shall expire on November 30, 1997 unless terminated prior thereto upon fifteen (15) days advance written notice by either party for any reason or no reason.

     3. COMPENSATION. As full compensation for all services to be performed by Phalen ATG hereby grants to Phalen the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, an aggregate of twenty-five thousand (25,000) shares of the common stock of ATG (the "Option Shares"). The exercise price (the "Exercise Price") of the Option Shares is $2.63 per share, payable in cash or by the cancellation of a number of the Options equal in value to the Exercise Price of the shares to be acquired.

     4. TIME AND MANNER OF OPTION EXERCISE: The right to exercise the Option as to (i) eight thousand (8,000) shares of Common Stock shall vest on September 30, 1997, (ii) eight thousand (8,000) shares of Common Stock shall vest on October 31, 1997 and (iii) nine thousand (9,000) shares of Common Stock shall vest on November 30, 1997 and Phalen shall have the right to purchase from ATG the vested Option Shares at any time and from time to time until August 31, 2002. The purchase shall be made by delivery to ATG of a notice of exercise accompanied by a check in the amount of the aggregate Exercise Price or by cashless exercise through the cancellation of Options equal in value to the exercise price of the shares to be acquired. Promptly upon receipt of such material, ATG shall cause the delivery to Phalen of an ATG stock certificate representing the Option Shares.

     5.   OPTIONEE'S REPRESENTATIONS:

          Phalen hereby warrants and represents to ATG as follows, each of which representation and warranty is material and is being relied upon by ATG and each of which is true at and as of the date hereof and upon exercise of the Option:

          5.1 INVESTMENT INTENT. that Phalen is acquiring the Option, and if Phalen exercises the Option will acquire the Option Shares, for Phalen's own account and not with a view to their resale or distribution and that Phalen is prepared to hold the Option and the Option Shares, if acquired, for an indefinite period and has no present intention to sell, distribute or grant any participating interests in the Option or the Option Shares, if acquired. Phalen hereby acknowledges the fact that the Option Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act") or the California Corporations Code.

          5.2 RESTRICTED SECURITIES. that Phalen has been informed that the Option and the Option Shares may not be resold or transferred unless first registered under the Federal and California securities laws or unless an exemption from such registration is available. Accordingly, Phalen hereby acknowledges that Phalen is prepared to hold the Option and the Option Shares for an indefinite period of time.

          5.3 PHALEN KNOWLEDGE. that Phalen has a preexisting business or personal relationship with ATG, that he is aware of the business affairs and financial condition of ATG and that Phalen has such knowledge and experience in business and financial matters with respect to companies in businesses similar to ATG to enable Phalen to evaluate the risks of the prospective investment and to make an informed investment decision with respect thereto. Phalen further acknowledges that ATG has made available to Phalen the opportunity to ask questions and receive answers from ATG concerning the terms and conditions of the issuance of the Option and the Option Shares and that Phalen could be reasonably assumed to have the capacity to protect his own interests in connection with such investment.

          5.4 SPECULATIVE INVESTMENT. that Phalen realizes that his purchase of the Option and the Option Shares will be a speculative investment and that Phalen is able, without impairing his financial condition, to hold the Option and the Option Shares for an indefinite period of time and to suffer a complete loss of his investment.

     6. NO TRANSFER: Phalen shall not transfer, encumber, alienate or dispose, by gift or otherwise, all or any part of the Option or Option Shares, except as may be permitted by law.

     7. RESTRICTIVE LEGEND: In order to reflect the restrictions on disposition of the Option Shares, the stock certificates for such shares will be endorsed with the a legend substantially as follows:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAW, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREUNDER OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

     8.   ADJUSTMENT IN OPTION SHARES.

          8.1 STOCK SPLIT. In the event any change is made to the Common Stock issuable hereunder by reason of any stock split, stock dividend, combination of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to
(i) the total number of Optioned Shares subject to the Option and (ii) the then existing Exercise Price payable per Option Share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          8.2 MERGER. If the Company is the surviving entity in any merger or other business combination, then the Option, if outstanding immediately after such merger or other business combination shall be appropriately adjusted to apply and pertain to the number and class of securities to which Phalen immediately prior to such merger or other business combination would have been entitled to receive in the consummation of such merger or other business combination.

     9. PRIVILEGE OF STOCK OWNERSHIP. The holder of this Option shall not have any of the rights of a shareholder with respect to the Optioned Shares until such individual shall have exercised the Option and paid the Exercise Price in accordance with this Agreement.

     10. REGISTRATION RIGHTS. If at any time Phalen desires to exercise the Option between December 1, 1997 and June 1, 1998, Phalen shall so notify ATG in writing and as soon as practicable thereafter ATG shall file a registration statement on Form S-8 or other applicable form with the Securities and Exchange Commission covering the Shares, at Phalen's expense which shall not exceed five Thousand Dollars ($5,000).

     11. INDEPENDENT CONTRACTOR. The parties acknowledge that this Agreement does not create an employee/employer relationship and Phalen shall be acting as an independent contractor of ATG.

     12 NOTICES. Any and all notices or other communications required or permitted by this Agreement or by law shall be deemed duly served and given when actually received by personal delivery or by certified mail, return receipt requested, with first class postage prepaid thereon, to the party to whom such notice or communication is directed, addressed as follows:

     ATG:           AMERICAN TECHNOLOGIES GROUP, INC.
                    1017 south Mountain Avenue
                    Monrovia, CA  91016
                    Attention: Chief Executive Officer

     Phalen:        FRANCIS T. PHALEN
                    19620 Superior St.
                    Northridge, CA  91324

     Each of the parties hereto may change its address for purposes of this
Section 12 by giving written notice of such change in the manner provided for in this Section 12.

     13. ATTORNEY'S FEES AND EXPENSES. In the event that it should become necessary for any party to this Agreement to bring an action, including arbitration, either at law or in equity, to enforce or interpret the terms of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees and expenses as a part of any judgment therein, in addition to any other award which may be granted.

     14. APPLICABLE LAW/VENUE. This Agreement is executed and intended to be performed in the State of California and the laws of such state shall govern its interpretation and effect. If suit is instituted by any party hereto by any other party hereto for any cause or matter arising from or in connection with the respective rights or obligations of the parties hereunder, the sole jurisdiction and venue for such action shall be the Superior Court of the State of California in and for the County of Los Angeles.

     15. INTEGRATED AGREEMENT. As to the subject matter of this Agreement, this Agreement constitutes the entire agreement of the parties and supersedes all prior agreements between the parties and all such prior agreements shall be deemed voluntarily terminated by the mutual consent of the parties hereto and shall be of no further force or effect.

     16. ASSIGNMENT. This Agreement is not assignable but shall be binding upon and shall inure to the benefit of the successors of each party hereto.

     17. SEVERABILITY. Any provision in this Agreement which is, by competent judicial authority, declared illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or otherwise to amend this Agreement, including the provision relating to choice of law, to achieve such result.

     18. NON-COMPETITION. During the term hereof, Phalen shall not, directly or indirectly, whether as an employee, employer, consultant, agent, officer, principal, partner, stockholder, director or any other individual or representative capacity, engage or participate in any business that is in competition in any manner with the business of ATG.

     19. WAIVER. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


/s/ Francis T. Phalen
---------------------
Francis T. Phalen


American Technologies Group, Inc.,
a Nevada corporation


By: /s/ John Collins
   -----------------
   John Collins
   Chief Executive Officer